Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Interim Chief Financial Officer of SolarWindow Technologies, Inc., respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three months ended November 30, 2021 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of SolarWindow Technologies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: January 13, 2022	/s/ Jatinder S. Bhogal
Jatinder S. Bhogal
Chief Executive Officer and Director
(Principal Executive Officer)

Date: January 13, 2022	/s/ Justin Frere, CPA
Justin Frere, CPA
Interim Chief Financial Officer
(Principal Financial Officer)